UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  January 29, 2009 (January 28, 2009)

INNOTRAC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

000-23741	58-1592285
(Commission File Number)	(IRS Employer Identification No.)

6655 Sugarloaf Parkway
Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

(678) 584-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

ITEM 8.01	OTHER EVENTS

On January 28, 2009, Innotrac Corporation (“Innotrac”), GSI Commerce, Inc., a Delaware corporation (“GSI”), and Bulldog Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of GSI (“Acquisition Sub”), mutually agreed to terminate the Agreement and Plan of Merger dated as of October 5, 2008 among Innotrac, GSI and Acquisition Sub (the “Merger Agreement”) pursuant to Section 7.1(a) of the Merger Agreement.  The material terms of the Merger Agreement are described in the Form 8-K filed by GSI on October 6, 2008, and are incorporated by this reference.  The parties mutually agreed to terminate the Merger Agreement based on current prevailing market valuations.  Neither party has any financial obligation to the other as a result of the termination.

Also on January 29, 2009, Innotrac issued a press release to announce the termination of the Merger Agreement and the cancellation of the special meeting of Innotrac shareholders to consider the merger agreement, which was scheduled to be held on Feb. 6, 2009.  A copy of the press release is attached as Exhibit 99.1 and is incorporated by this reference.

ITEM 9.01	EXHIBITS

Exhibit No.	Description
99.1	Innotrac Corporation press release dated January 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOTRAC CORPORATION

Dated: January 29, 2009	By:	/s/ Scott D. Dorfman
Scott D. Dorfman
Chairman, President and Chief Executive Officer